Exhibit 10.5

ADVANTAGE INSURANCE INC.

TERM PROMISSORY NOTE

$12,800,000.00	October 1, 2016

FOR VALUE RECEIVED, ADVANTAGE INSURANCE INC., a Commonwealth of Puerto Rico international insurance holding corporation (the “Advantage”), hereby unconditionally promises to pay to the order of COLIN MURDOCH-MUIRHEAD, an individual resident of Bermuda (the “Holder”), in immediately available funds, the initial principal amount of TWELVE MILLION EIGHT HUNDRED THOUSAND AND 0/100 DOLLARS ($12,800,000.00) (this “Note”). All amounts owed hereunder shall be paid in lawful money of the United States of America.

This Note is the “Seller Note” referred to and defined in that certain Stock Purchase and Sale Agreement dated as of October 1, 2016 by and between the Holder, Advantage and Advantage Insurance Holdings Ltd. (the “Advantage Parent”), a Cayman Islands exempt company limited by shares (the “Purchase Agreement”) pursuant to which the Holder is selling to Advantage, and Advantage is purchasing from the Holder, all the issued and outstanding shares of the capital stock of U.S. Commonwealth Life A.I., a corporation duly organized under the laws of the Commonwealth of Puerto Rico (the “Company”). Unless defined in this Note, all capitalized terms used herein shall have their respective meanings in the Purchase Agreement.

This Note is subject to the following terms and conditions:

1.            Adjustment of Principal Amount; Note Payments.

(a)          The initial principal amount of this Note is TWELVE MILLION EIGHT HUNDRED THOUSAND AND 0/100 DOLLARS ($12,800,000.00) (the “Initial Principal Amount”), subject to adjustment as follows. Within ten (10) days after the delivery by Advantage to Seller of the Company 2016 Audited Financial Statements, but in no event later than May 15, 2017, the Initial Principal Amount of this Note shall be automatically adjusted to reflect an amount equal to the Company Actual 2016 Earnings multiplied by eight (8) (as so adjusted, the “Principal Amount”).

(b)          The Principal Amount (as adjusted herein) shall be due and payable to the Holder in three (3) annual installments as follows:

(i)          One third (1/3) of the Principal Amount (the “First Note Installment Payment”), not later than May 15, 2017; and

(ii)         One third (1/3) of the Principal Amount multiplied by the fraction having as its numerator the Company 2017 Gross Underwriting Income and its denominator the Company 2016 Gross Underwriting Income (the “Second Note Installment Payment”), not later than April 15, 2018; and

(iii)        One third (1/3) of the Principal Amount multiplied by the fraction having as its numerator the Company 2018 Gross Underwriting Income and its denominator the Company 2016 Gross Underwriting Income (the “Third Note Installment Payment”, and together with the First Note Installment Payment and the Second Note Installment Payment, the “Note Installment Payments”), not later than April 15, 2019.

(c)          In accordance with the Purchase Agreement, the First Note Installment Payment shall be adjusted, as applicable, for the Cash True-Up of the Company Net Equity set forth in Section 1.01(e)(ii) of the Purchase Agreement and the Cash True-Up of the Advantage Preference Shares’ Value set forth in Section 1.01(f)(ii) of the Purchase Agreement.

(d)          The Gross Underwriting Income referenced in Section 1(b)(ii)-(iii) shall be determined in accordance with the procedures set forth in the Purchase Agreement.

(e)          Following the date of each Note Installment Payment, the Note Prepayment (defined below), or an Event of Default Payment, Advantage shall update the Payment Worksheet set forth on Schedule A attached hereto and upon request, provide a copy of such Payment Worksheet to Holder.

2.            Prepayment. The outstanding principal balance of this Note may be prepaid by Advantage in full (and not in part) at any time and from time to time, without premium or penalty of any kind or nature whatsoever, after the determination of the Principal Amount in accordance with Section 1.01(g) of the Purchase Agreement (the “Note Pre-Payment”). At the time Advantage makes the Note Pre-Payment, any and all payment obligations due under this Note, will at that time, and for all legal purposes be considered to have been satisfied and extinguished.

3.            Payments. Any payment hereunder which is stated to be due on a day which is not a business day shall be made on the next succeeding business day. All amounts payable hereunder shall be paid in U.S. Dollars no later than 12:00 PM San Juan, Puerto Rico time on the date on which such payment is due by wire transfer of immediately available funds to the Holder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time. All payments made hereunder shall be applied first, to the payment of any fees or charges outstanding hereunder and second, to the payment of the Principal Amount outstanding under this Note.

4.            Default. The occurrence of any one or more of the following events shall constitute an event of default (each an “Event of Default”) hereunder:

(a)          the occurrence of a Change of Control; or

(b)          prior to Advantage completing an Initial Public Offering, the Company is merged, dissolved or liquidated without the prior written consent of Holder; or

(c)          the total shareholders’ equity of the Advantage Parent or its successor is less than Fifty Million Dollars ($50,000,000) on any of December 31, 2016 or December 31, 2017; or

(d)          the occurrence of an Insolvency Event with respect to the Advantage Parent, its successor or the Company; or

(e)          Advantage or the Advantage Parent breaches a material covenant or obligation under the Purchase Agreement required to be performed after the Closing Date or the Advantage Parent breaches the Guaranty Agreement, and such breach is not cured (to the extent such breach is capable of being cured) to the reasonable satisfaction of the Holder by Advantage or the Advantage Parent, as applicable, within thirty (30) days after the date on which written notice of such breach is delivered by Holder to Advantage or the Advantage Parent, as applicable; or

(f)           Advantage Parent or its successor becomes obligated to repurchase any Preference Shares under the mandatory offer terms of such Preference Shares, in which case this Note shall be paid in full on or prior to the effectuation of any such mandatory repurchase of any Preference Shares; or

5.            Remedies Upon Default; Default Interest. If any Event of Default shall occur for any reason, then and in any such event, the Holder may, at its option, declare any or all amounts owing under this Note to be due and payable, whereupon the then outstanding principal balance hereof shall forthwith become due and payable (“Event of Default Payment”).

6.            Lost, Stolen, Mutilated or Destroyed Note. If this Note shall be mutilated, lost, stolen, or destroyed, Advantage shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new term loan note for the principal amount of this Note so mutilated, lost, stolen, or destroyed, but only upon receipt of evidence of such loss, theft, or destruction of this Note, the ownership thereof, and indemnity with respect to any claim pursuant to this Note, all reasonably satisfactory to Advantage at the Holder’s cost and expense.

7.            Other Matters

(a)          Modification; Waiver; Remedies; Transfer. This Note may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Advantage and the Holder. Any waiver by Advantage or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of Advantage or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or hereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. This Note is non-negotiable and may not be sold, assigned, transferred or conveyed, by pledge or otherwise, without prior written consent of Advantage (which consent shall not be unreasonably withheld, delayed or conditioned). Advantage may not assign or transfer this Note or any of its rights hereunder without the prior written consent of Holder (which consent shall not be unreasonably withheld, delayed or conditioned).

(b)          Notices. Each notice, request, demand, approval or other communication which may or is required to be given under this Note must be in writing (including through electronic transmission) and shall be deemed to have been properly given when: (a) delivered personally at the address set forth below for the intended party during normal business hours at such address; (b) sent by facsimile or other electronic transmission with telephone or electronic confirmation of receipt or acknowledgement; (c) sent by recognized overnight courier; or (d) sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To Holder:	Mr. Colin Murdoch-Muirhead
21 Jones Lane, Warwick PG01
Hamilton HMSX, Bermuda
Office Telephone: 441 236 4590
Cell: 441 505 8501
Email: cmuirhead@logic.bm

With a concurrent copy	Mr. James A. Walker, Jr.
(which shall not constitute notice) to:	117 Calle C Costa De Oro
Dorado, Puerto Rico 00646
Office Telephone: 787 796 6401
Cell: 404 729 3680
Email: jay@jawalkerassoc.com

To Advantage:	Advantage Insurance Inc.
Mr. Walter C. Keenan
250 Avenue Munoz Rivera, Suite 710
San Juan, Puerto Rico 00719
Telephone: (787) 705-2900
Email: w.keenan@advantagelife.com

With a concurrent copy	Pedro Vidal-Cordero, Esq.
(which shall not constitute notice) to:	Vidal, Nieves & Bauzá LLC
B7 Tabonuco Street, Suite 1108
Guaynabo, Puerto Rico 00969
Telephone: (787) 413-8883
Email: pvidal@vnblegal.com

Notices shall be given to such other addressee or address, or both, or by other means as a particular party may from time to time designate by written notice (including through an electronic transmission) to the other party hereto in the manner specified in this Section. Each notice, request, demand, approval or other communication which is sent in accordance with this Section shall be deemed delivered, given and received for all purposes of this Note: (a) three (3) business days after the date of deposit thereof for mailing in a duly constituted United States post office or branch thereof; (b) one (1) business day after deposit with a recognized overnight courier service; or (c) upon confirmation or acknowledgement of receipt of any facsimile or electronic transmission.

(c)          Severability. If one or more provisions of this Note are held to be illegal, invalid or unenforceable under applicable Law, then (i) such provision will be fully severable, (ii) this Note will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof or thereof, (iii) the remaining provisions of this Note will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Note, and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Note a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

(d)          Headings. The headings in this Note have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Note.

(e)          Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(i)          This Agreement shall be governed in all respects, including validity, interpretation and effect, by the substantive laws of the Commonwealth of Puerto Rico, without regard to its choice of law principles.

(ii)         Any and all disputes between the parties with respect to any claim or matter arising out of this Note that the parties are unable to resolve after the exercise of reasonable efforts to resolve them informally, shall be instituted in the courts sitting in the Commonwealth of Puerto Rico. Each of Advantage and the Holder expressly and irrevocably submits to the exclusive personal jurisdiction of such courts and any appellate court from which an appeal therefrom may be taken, in connection with all disputes arising out of or in connection with this Note and agrees not to commence any litigation relating hereto except in such courts. Each of Advantage and the Holder hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject to such jurisdiction. Each of Advantage and the Holder hereby waives, and agrees not to assert, to the maximum extent permitted by law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Note may not be enforced in or by such courts. Notwithstanding the foregoing, each such party agrees that each other party shall have the right to bring any action or proceeding for enforcement of a judgment entered by any such Commonwealth of Puerto Rico court in any other court or jurisdiction.

(iii)        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE ARISING OUT OF OR RELATING TO THIS NOTE OR THE BREACH, TERMINATION OR VALIDITY THEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS NOTE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NONE OF THE OTHER PARTIES HERETO NOR ITS REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 8(F). ANY PARTY MAY CONFIDENTIALLY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(f)           Waiver of Demand, Etc. Except as otherwise specifically set forth herein, Advantage hereby waives presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Note, Advantage expressly agrees that this Note, or any payment hereunder, may be extended from time to time, without in any way affecting the liability of Advantage hereunder. No unilateral consent or waiver by the Holder with respect to any action or failure to act which, without consent, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by the Holder.

(g)          Integration; Effectiveness. This Note and the Purchase Agreement constitutes the entire contract between the parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto. If there is any conflict between the provisions of this Note and the Purchase Agreement, the Purchase Agreement shall control. Delivery of an executed signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed signature page of this Note.

[Signature page follows]

IN WITNESS WHEREOF, Advantage has caused this Term Promissory Note to be executed, as of the date first set forth above, on its behalf by the undersigned officer thereunto duly authorized.

ADVANTAGE INSURANCE INC.

By:	/s/ Walter C. Keenan
Name: Walter C. Keenan
Title: CEO

Schedule A

Payment Worksheet

First Note Installment Payment

Date:

Principal Amount:

Adjustment for Cash True-Up of the Company Net Equity:

Adjustment for Cash True-Up of the Advantage Preference Shares:

Total Payment to Holder:

Outstanding Principal Amount as of [______], 2017:

Second Note Installment Payment

Date:

Principal Amount:

Adjustment for Gross Underwriting Calculation:

Total Payment to Holder:

Outstanding Principal Amount as of [______], 2018:

Third Note Installment Payment

Date:

Principal Amount:

Adjustment for Gross Underwriting Calculation:

Total Payment to Holder:

Outstanding Principal Amount as of [______], 2019:

Note Prepayment (if any)

Date of Prepayment:

Principal Amount:

Total Payment to Holder:

Event of Default Payment (if any)

Date:

Principal Amount:

Total of all Payments to Holder:    $_________________